EXHIBIT 99.1
Citizens Community Bancorp, Inc. Earnings Increase 44% to $0.47 Per Share in 3Q21 from 3Q20;
2021 Record Nine Month Earnings of $15.2 million;
Quarterly Loan Growth of $109 Million Excluding PPP Loan Paydowns

EAU CLAIRE, WI, October 25, 2021 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $5.0 million and earnings per diluted share of $0.47 for the quarter ended September 30, 2021, compared to $4.7 million and $0.44 per diluted share for the quarter ended June 30, 2021, and $3.5 million and $0.31 per diluted share for the quarter ended September 30, 2020, respectively. Net income as adjusted (non-GAAP)1 was $5.0 million and $0.47 per diluted share for the third quarter of 2021, compared to net income as adjusted of $4.7 million and $0.44 per diluted share for the preceding quarter, and $3.3 million and $0.30 per diluted share for the third quarter a year ago. For the first nine months of 2021, earnings increased 66% to a record $15.2 million, or $1.41 per diluted share compared to earnings of $9.2 million or $0.82 per diluted share, for the first nine months of 2020.

The Company’s third quarter 2021 operating results reflected the following changes from the second quarter of 2021: (1) increase in loan interest income due to an increase of $0.6 million in the accretion of deferred fees on the Small Business Administration’s Paycheck Protection Program (“SBA PPP”); (2) modest increase in net interest income resulting from an increase in the investment portfolio size and lower deposit cost; (3) decreases in gain on sale of loans of $0.5 million due to lower loan origination and sales activity; (4) an increase in compensation expense of $0.3 million largely due to higher incentive compensation based on performance, including loan growth; and (5) the reversal of MSR impairment of $0.4 million.

Book value per share was $15.77 at September 30, 2021, compared to $15.33 at June 30, 2021, and $14.10 at September 30, 2020. Tangible book value per share (non-GAAP)5 was $12.37 at September 30, 2021, compared to $11.95 at June 30, 2021 and $10.75 at September 30, 2020. Book value per share increased $1.67 over the past 12 months, an 11.8% increase from September 30, 2020. Tangible book value per share increased $1.62 over the past 12 months, a 15.1% increase from September 30, 2020. These increases were net of the Company’s payment of the annual shareholder dividend in the first quarter of 2021 of $0.23 per share.

“We were pleased with our continued focus on building market share, the significant progress with PPP loan forgiveness for our clients and further improvements in support areas. Our execution has produced strong results, including the 15% increase in tangible book value year over year, 9% year-to-date loan growth rate, and disciplined operational and expense management. Stronger employment dynamics in our markets than national averages and the seasonal strength of summer also contributed to exceptionally strong loan growth in all commercial loan types this quarter. SBA PPP loans decreased by $44 million to $31 million or 16% of the total in SBA PPP loans originated. Our current loan pipeline is understandably softer following the strong quarterly performance and the seasonal slowdown we see in the fall and winter, ” said Stephen Bianchi, Chairman, President and Chief Executive Officer.

September 30, 2021 Highlights: (as of or for the 3-month period ended September 30, 2021 compared to June 30, 2021 and September 30, 2020.)

•Quarterly earnings of $5.0 million, or $0.47 per diluted share for the third quarter ended September 30, 2021, were the highest third quarter earnings in the company’s history and up modestly from the quarter ended June 30, 2021, earnings of $4.7 million or $0.44 per diluted share, and increased from the quarter ended September 30, 2020, earnings of $3.5 million or $0.31 per diluted share. Fiscal 2021 earnings have exceeded fiscal 2020’s previous record earnings. Year-over-year earnings for the nine-months ended September 30, 2021, were $15.2 million, or $1.41 per share compared to $9.2 million, or $0.82 per share for the nine months ended September 30, 2020.

•Stockholders’ equity as a percent of total assets was 9.46% at September 30, 2021, compared to 9.57% at June 30, 2021. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)5 was 7.58% at September 30, 2021, compared to 7.62% at June 30, 2021. “The modest quarterly asset growth offset the growth in shareholder’s equity. We utilized a portion of our strong quarterly earnings to repurchase 180 thousand shares of stock during the quarter. Repurchases made during the third quarter used all remaining shares authorized under our November 30, 2020 share repurchase program. On July 23, 2021, the Board of Directors adopted a new share repurchase program, pursuant to which the Company may repurchase up to 533 thousand shares of its common stock, or approximately 5% of the outstanding shares on that date. As of September 30, 2021, we have approximately 389 thousand shares remaining under this new share repurchase program. We balance the positive effect on earnings per share accretion with the impact on TCE ratio and regulatory capital ratios. The shares repurchased have reduced outstanding shares by above 6% in the past twelve months which impacts earnings per share positively, while reducing TCE ratio growth by approximately 50 basis points.” said James Broucek, Executive Vice President and CFO.

•No loan loss provision was realized during the quarter ended September 30, 2021, or in the quarter ended June 30, 2021, due to lower CARES Act Section 4013 deferrals, low charge-off activity, decreases in criticized assets and improving economic conditions in our markets from those seen in the last quarter of 2020. This has led to improving trends for businesses most impacted by the pandemic, which allowed the Company to reduce its general economic Q-Factor allocation in its allowance calculation. Further reductions in loans deferred under Section 4013 of the CARES Act and improvements in our markets’ business activities due to the timing and efficacy of vaccinations, and related impact on consumer behavior and business activities may allow further reductions in this economic Q-Factor.

•The Bank’s COVID-19 related modifications under Section 4013 of the CARES Act decreased to $20.6 million, or 1.6% of gross loans at September 30, 2021, versus $35.7 million, or 3% of gross loans at June 30, 2021. At September 30, 2021, hotel industry sector loans represent $19.2 million of the approved deferrals.

•The allowance for loan losses on originated loans, excluding SBA PPP loans, decreased to 1.54% at September 30, 2021, from 1.72% at June 30, 2021, due to loan growth and no provision for loan losses. Since SBA PPP loans are guaranteed by the SBA, they are excluded from this reserve calculation. The allowance for loan losses to total loans decreased to 1.35% at September 30, 2021, down from 1.43% at June 30, 2021, and up from 1.21% at September 30, 2020. Additionally, loans resulting from Bank acquisitions were effectively marked to market value at the time of their acquisition and were also excluded from this reserve calculation.

•Nonperforming assets increased modestly to $12.1 million at September 30, 2021, compared to $8.8 million one quarter earlier. This increase was due to a $4.5 million commercial real estate loan secured by a senior living facility in our market. We are working with this borrower on a plan to improve cash flow and return to accrual status. This resulted in substandard assets increasing to $27.1 million at September 30, 2021, compared to $25.9 million at June 30, 2021. These increases were more than offset by the $9.8 million decrease in special mention loans to $2.5 million. The decrease in special mention loans largely related to acquired loans.

Balance Sheet and Asset Quality

Total assets increased $39.0 million during the quarter to $1.75 billion at September 30, 2021, compared to $1.71 billion at June 30, 2021, largely due to loan growth, funded by deposit growth.

Securities available for sale decreased $9.3 million during the quarter ended September 30, 2021, to $234.4 million from $243.7 million at June 30, 2021. This decrease was primarily due to principal repayments. In addition, the Company sold $7.1 million of securities, primarily consisting of lower yielding trust preferred securities issued by large bank holding companies. This decrease was partially offset by $6.5 million in purchases of subordinated debt issued by banks.

Securities held to maturity increased $8.1 million to $67.7 million during the quarter ended September 30, 2021, from $59.6 million at June 30, 2021, primarily due to a net increase in agency mortgage-backed securities as purchases exceeded principal reductions.

Loans receivable increased by $67.1 million to $1.249 billion at September 30, 2021, from $1.181 billion as of June 30, 2021. The originated loan portfolio before SBA PPP loans increased $128.8 million in the quarter. This growth was largely in multifamily and commercial real estate loans, with almost all categories increasing. Acquired loans decreased by $20.1 million and total SBA PPP loans decreased $43.6 million during the current quarter.

The allowance for loan losses was $16.8 million at September 30, 2021, representing 1.35% of total loans receivable compared to $16.8 million at June 30, 2021, representing 1.43% of total loans receivable. Excluding the SBA PPP loans, which are guaranteed by the SBA, the allowance for loan losses was 1.38% at September 30, 2021, compared to 1.52% at June 30, 2021. Approximately 18% of the loan portfolio, excluding SBA loans at September 30, 2021, consists of loans purchased through whole bank acquisitions resulting in these loans being recorded at fair market value at acquisition. The allowance for loan losses allocated to originated loans as a percent of originated loans excluding SBA PPP loans was 1.54% at September 30, 2021, compared to 1.72% at June 30, 2021, with the decrease due to growth in the originated loan portfolio. For the quarter ended September 30, 2021, the Bank had modest net charge-offs of $13 thousand.

Allowance for Loan Losses Percentages
(in thousands, except ratios)

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Originated loans, net of deferred fees and costs	$1,006,159	$877,534	$835,769	$777,340
SBA PPP loans, net of deferred fees	29,753	71,508	120,711	135,177
Acquired loans, net of unamortized discount	212,742	232,516	281,101	317,622
Loans, end of period	$1,248,654	$1,181,558	$1,237,581	$1,230,139
SBA PPP loans, net of deferred fees	(29,753)	(71,508)	(120,711)	(135,177)
Loans, net of SBA PPP loans and deferred fees	$1,218,901	$1,110,050	$1,116,870	$1,094,962
Allowance for loan losses allocated to originated loans	$15,505	$15,059	$14,819	$12,809
Allowance for loan losses allocated to other loans	1,327	1,786	2,224	2,027
Allowance for loan losses	$16,832	$16,845	$17,043	$14,836
ALL as a percentage of loans, end of period	1.35%	1.43%	1.38%	1.21%
ALL as a percentage of loans, net of SBA PPP loans and deferred fees	1.38%	1.52%	1.53%	1.35%
ALL allocated to originated loans as a percentage of originated loans, net of deferred fees and costs	1.54%	1.72%	1.77%	1.65%

Nonperforming assets increased to $12.1 million or 0.69% of total assets at September 30, 2021, compared to $8.8 million or 0.51% of total assets at June 30, 2021. The increase in non-performing assets was largely due to a $4.5 million loan. This loan is secured by a senior living facility located in one of our markets and the current estimated collateral value of the loan approximates the loan’s carrying value. Included in nonperforming assets at September 30, 2021, are $5.4 million of nonperforming assets acquired during recent whole-bank acquisitions. Originated nonperforming assets were $6.7 million, or 0.38% of total assets for the most recent quarter. Over the past year, nonperforming assets declined 19% from $14.9 million at September 30, 2020, to $12.1 million at September 30, 2021.
Over the past year, total criticized loans decreased 27% from $40.7 million at September 30, 2020, to $29.7 million at September 30, 2021.

	(in thousands)
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Special mention loan balances	$2,548	$12,308	$13,659	$6,672	$7,777
Substandard loan balances	27,137	25,890	26,064	28,541	32,922
Criticized loans, end of period	$29,685	$38,198	$39,723	$35,213	$40,699

Deposits increased $37.1 million to $1.408 billion at September 30, 2021, from $1.371 billion at June 30, 2021. The growth of non-maturity deposits of $70.6 million was partially offset by a decrease in certificates of deposit of $33.5 million. The decrease in certificates of deposit was due to the Company choosing not to match higher rate local retail certificate competition and some of these closed certificates were transferred to money market deposits.

Review of Operations

Net interest income was $13.7 million for the third quarter ended September 30, 2021, compared to $12.8 million for the second quarter ended June 30, 2021, and $11.9 million for the quarter ended September 30, 2020. Compared to the second quarter, net interest income benefited from increases in: (1) the accretion on SBA PPP debt forgiveness of $0.6 million; (2) growth in the investment portfolio; and (3) lower deposit costs.

The net interest margin (“NIM”) increased to 3.34% in the third quarter ended September 30, 2021, compared to 3.22% for the second quarter ended June 30, 2021, and 3.11% for the quarter ended September 30, 2020. This increase in NIM from the second quarter is largely due to a 13 basis point increase in SBA PPP net loan fee accretion and an 8 basis point reduction in deposit costs. This increase was partially offset by lower loan yields, primarily due to the change in nonaccrual loans.

In comparison to the quarter ended September 30, 2020, the current quarter NIM benefited 29 basis points from increased SBA PPP net loan fee accretion and 37 basis points from lower deposit costs. This increase was partially offset by decreases in NIM largely due to lower loan and investment yields due to reductions in market rates, and the increases in the balances of lower yielding investments and interest-bearing cash.

The table below shows the impact of accretion related to purchased credit impaired loans and SBA PPP loans on interest income and NIM.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	September 30, 2021		June 30, 2021		March 31, 2021		December 31, 2020		September 30, 2020
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$13,688	3.34%	$12,831	3.22%	$12,764	3.31%	$13,372	3.51%	$11,909	3.11%
Less non-accretable difference realized as interest from payoff of purchased credit impaired (“PCI”) loans	$(8)	—%	$(37)	(0.01)%	$(58)	(0.02)%	$(324)	(0.08)%	$(130)	(0.03)%
Less accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	$(12)	—%	$—	—%	$(90)	(0.02)%	$(872)	(0.23)%	$—	—%
Less scheduled accretion interest	$(261)	(0.06)%	$(265)	(0.07)%	$(266)	(0.07)%	$(252)	(0.07)%	$(276)	(0.07)%
Without loan purchase accretion	$13,407	3.28%	$12,529	3.14%	$12,350	3.20%	$11,924	3.13%	$11,503	3.01%
Less SBA PPP net loan fee accretion	$(1,878)	(0.46)%	$(1,309)	(0.33)%	$(1,750)	(0.45)%	$(985)	(0.26)%	$(643)	(0.17)%
Without SBA PPP purchase and net loan fee accretion	$11,529	2.82%	$11,220	2.81%	$10,600	2.75%	$10,939	2.87%	$10,860	2.84%

The table below lists the SBA PPP loans and net deferred loan fee accretion balances related to 2020 and 2021 SBA PPP loan originations:

	2020 Originations		2021 Originations		Total
	Balance	Net Deferred Fee Income	Balance	Net Deferred Fee Income	Balance	Net Deferred Fee Income
SBA PPP Loans, December 31, 2020	$123,702	$2,991	$—	$—	$123,702	$2,991
2021 SBA PPP Loan Originations	—	—	47,467	1,770	47,467	1,770
Less: 2021 SBA PPP Loan Forgiveness and Fee Accretion	(52,238)	(1,750)	—	—	(52,238)	(1,750)
SBA PPP Loans, March 31, 2021	71,464	1,241	47,467	1,770	118,931	3,011
2021 SBA PPP Loan Originations	—	—	8,323	1,715	8,323	1,715
Less: 2021 SBA PPP Loan Forgiveness and Fee Accretion	(50,057)	(933)	(2,272)	(376)	(52,329)	(1,309)
SBA PPP Loans, June 30, 2021	21,407	308	53,518	$3,109	74,925	3,417
2021 SBA PPP Loan Originations	—	—	64	9	64	9
Less: 2021 SBA PPP Loan Forgiveness and Fee Accretion	(18,286)	(279)	(25,402)	(1,599)	(43,688)	(1,878)
SBA PPP Loans, September 30, 2021	$3,121	$29	$28,180	$1,519	$31,301	$1,548

The Bank continued to manage deposit interest rates, as various non-maturity deposit product rates were reduced, and interest rates on new and renewed certificates of deposit were lower than the previous quarter. These actions reduced the cost of deposits by 8 basis points in the quarter ended September 30, 2021. Some of this reduction was due to the cost of CD’s decreasing 15 basis points from 1.45% at June 30, 2021, to 1.30% at September 30, 2021. At September 30, 2021, the Bank had approximately $47 million of certificate of deposit accounts maturing in the fourth quarter with a weighted average cost of approximately 0.80% and approximately $156 million of certificate of deposit accounts maturing in 2022 with a weighted average cost of approximately 1.50%. Approximately 80% of the 2022 maturities occur in the first half of 2022. The approximate weighted average cost of new certificates in the third quarter of 2021 was below 0.3%.

Loan loss provisions were zero for the quarters ended September 30, 2021, June 30, 2021, and $1.5 million for the quarter ended September 30, 2020. No loan loss provision was realized during the quarters ended September 30, 2021, and June 30, 2021, due to lower CARES Act Section 4013 deferrals, low charge-off activity, decreases in criticized assets and improving economic conditions in our markets from those seen in the last quarter of 2020. Continued improving economic conditions in our markets, have resulted in improving trends for businesses, especially for those most impacted by the pandemic. For the nine-months ended September 30, 2021, provision for loan losses was zero compared to $5.25 million for the nine months ended September 30, 2020. The year-to-date September 30, 2020, provision for loan losses expense due to the impact of the pandemic was approximately $3.5 million, with the remaining provision split due to loan growth and changes in credit quality.

Non-interest income decreased to $3.4 million in the quarter ended September 30, 2021, compared to $3.8 million in the quarter ended June 30, 2021, and $5.1 million in the quarter ended September 30, 2020. The decrease in the third quarter compared to the second quarter was largely due to a reduction in gain on sale of loans of $0.5 million due to lower volume of loans originated and sold. This decrease was modestly offset by the receipt of the Company’s annual debit card incentive in the third quarter of $0.1 million recorded in other income. The decrease in non-interest income during the current quarter compared to the comparable prior year quarter was a result of the following factors: (1) lower gain on sale of loans; (2) lower loan servicing income; and (3) no gain on sale of acquired business lines.

Total non-interest expense increased $0.1 million in the third quarter of 2021 to $10.3 million, compared to $10.2 million for the quarter ended June 30, 2021, and decreased from $10.7 million for the quarter ended September 30, 2020. The increase from the second quarter was largely due to the increase in compensation, as incentives increased based on performance, including strong loan originations. The reversal of $0.4 million of previously recorded MSR impairment in the third quarter offset other non-interest expense increases. The decrease from the third quarter of 2020 was due to the reversal of MSR impairment in third quarter of 2021 and a modest impairment recorded in the third quarter of 2020. This was partially offset by $0.2 million of higher incentive compensation as discussed above which more than offset the reduction in full time equivalent employees from a year ago.

Provisions for income taxes, increased to $1.8 million in the third quarter of 2021 from the second quarter of 2021 at $1.7 million. The effective tax rate for the most recent quarter was 26.7% compared to 26.8% for the prior quarter. The effective tax rate was 26.7% for the comparable prior year quarter.

These financial results are preliminary until the Form 10-Q is filed in November 2021.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 25 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include the conditions in the financial markets and economic conditions generally; adverse impacts to the Company or Bank arising from the COVID-19 pandemic; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to maintain our reputation; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; changes in federal or state tax laws; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2020, filed with the Securities and Exchange Commission (“SEC”) on March 8, 2021 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on average tangible common equity and return on average tangible common equity as adjusted, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees, the gain on sale of branch deposits and fixed assets and the net impact of the Tax Cuts and Jobs Act of 2017, which management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of preferred stock equity, goodwill, and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	September 30, 2021 (unaudited)	June 30, 2021 (unaudited)	December 31, 2020 (audited)	September 30, 2020 (unaudited)
Assets
Cash and cash equivalents	$102,341	$128,440	$119,440	$115,474
Other interest-bearing deposits	1,512	1,512	3,752	3,752
Securities available for sale “AFS”	234,425	243,746	144,233	150,908
Securities held to maturity “HTM”	67,739	59,582	43,551	16,927
Equity securities with readily determinable fair value	327	297	200	187
Other investments	14,965	14,966	14,948	15,075
Loans receivable	1,248,654	1,181,558	1,237,581	1,230,139
Allowance for loan losses	(16,832)	(16,845)	(17,043)	(14,836)
Loans receivable, net	1,231,822	1,164,713	1,220,538	1,215,303
Loans held for sale	1,675	3,109	3,075	4,938
Mortgage servicing rights, net	4,082	3,862	3,252	3,498
Office properties and equipment, net	21,730	21,121	21,165	21,607
Accrued interest receivable	4,882	4,898	5,652	5,829
Intangible assets	4,297	4,696	5,494	5,893
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	4	145	197	812
Bank owned life insurance (“BOLI”)	24,149	23,991	23,684	23,514
Other assets	8,029	7,896	8,416	7,378
TOTAL ASSETS	$1,753,477	$1,714,472	$1,649,095	$1,622,593
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,408,315	$1,371,226	$1,295,256	$1,270,778
Federal Home Loan Bank (“FHLB”) advances	111,512	111,496	123,498	124,491
Other borrowings	58,400	58,380	58,328	58,297
Other liabilities	9,324	9,354	11,449	11,704
Total liabilities	1,587,551	1,550,456	1,488,531	1,465,270
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,518,885, 10,696,075; 11,056,349 and 11,154,645 shares issued and outstanding, respectively	105	107	111	112
Additional paid-in capital	119,929	121,732	126,154	127,068
Retained earnings	44,660	40,117	32,809	29,239
Accumulated other comprehensive income	1,232	2,060	1,490	904
Total stockholders’ equity	165,926	164,016	160,564	157,323
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,753,477	$1,714,472	$1,649,095	$1,622,593
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2021 (unaudited)	June 30, 2021 (unaudited)	September 30, 2020 (unaudited)	September 30, 2021 (unaudited)	September 30, 2020 (unaudited)
Interest and dividend income:
Interest and fees on loans	$14,537	$13,960	$14,154	$43,014	$44,300
Interest on investments	1,638	1,518	1,064	4,260	3,712
Total interest and dividend income	16,175	15,478	15,218	47,274	48,012
Interest expense:
Interest on deposits	1,354	1,521	2,255	4,589	8,042
Interest on FHLB and FRB borrowed funds	389	384	430	1,183	1,386
Interest on other borrowed funds	744	742	624	2,217	1,701
Total interest expense	2,487	2,647	3,309	7,989	11,129
Net interest income before provision for loan losses	13,688	12,831	11,909	39,285	36,883
Provision for loan losses	—	—	1,500	—	5,250
Net interest income after provision for loan losses	13,688	12,831	10,409	39,285	31,633
Non-interest income:
Service charges on deposit accounts	463	395	431	1,256	1,336
Interchange income	600	647	556	1,776	1,509
Loan servicing income	842	825	1,144	2,560	3,144
Gain on sale of loans	1,014	1,522	1,987	4,131	4,585
Loan fees and service charges	118	151	320	547	1,041
Insurance commission income	—	—	—	—	474
Net gains (losses) on investment securities	73	37	(1)	344	97
Net gain on sale of acquired business lines	—	—	180	—	432
Settlement proceeds	—	—	—	—	131
Other	338	216	445	801	929
Total non-interest income	3,448	3,793	5,062	11,415	13,678
Non-interest expense:
Compensation and related benefits	5,733	5,473	5,538	16,802	16,881
Occupancy	1,313	1,314	1,396	3,943	4,106
Data processing	1,558	1,396	1,331	4,296	3,735
Amortization of intangible assets	399	399	399	1,197	1,223
Mortgage servicing rights expense, net	37	441	603	28	2,330
Advertising, marketing and public relations	220	194	260	576	802
FDIC premium assessment	148	82	188	395	436
Professional services	347	381	434	1,250	1,391
Gains on repossessed assets, net	(3)	(29)	(105)	(150)	(195)
Other	568	547	680	1,670	2,138
Total non-interest expense	10,320	10,198	10,724	30,007	32,847
Income before provision for income taxes	6,816	6,426	4,747	20,693	12,464
Provision for income taxes	1,819	1,720	1,267	5,484	3,309
Net income attributable to common stockholders	$4,997	$4,706	$3,480	$15,209	$9,155
Per share information:
Basic earnings	$0.47	$0.44	$0.31	$1.41	$0.82
Diluted earnings	$0.47	$0.44	$0.31	$1.41	$0.82
Cash dividends paid	$—	$—	$—	$0.23	$0.21
Book value per share at end of period	$15.77	$15.33	$14.10	$15.77	$14.10
Tangible book value per share at end of period (non-GAAP)	$12.37	$11.95	$10.75	$12.37	$10.75
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

GAAP pretax income	$6,816	$6,426	$4,747	$20,693	$12,464
Net gain on sale of acquired business lines (1)	—	—	(180)	—	(432)
Settlement proceeds (2)	—	—	—	—	(131)
FHLB borrowings prepayment fee (3)	—	—	—	102	—
Pretax income as adjusted (4)	6,816	6,426	4,567	20,795	11,901
Provision for income tax on net income as adjusted (5)	1,819	1,720	1,219	5,511	3,166
Net income as adjusted (non-GAAP) (4)	$4,997	$4,706	$3,348	$15,284	$8,735
GAAP diluted earnings per share, net of tax	$0.47	$0.44	$0.31	$1.41	$0.82
Net gain on sale of acquired business lines	—	—	(0.01)	—	(0.03)
Settlement proceeds	—	—	—	—	(0.01)
FHLB borrowings prepayment fee	$—	$—	—	$0.01	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.47	$0.44	$0.30	$1.42	$0.78

Average diluted shares outstanding	10,622,595	10,789,843	11,155,337	10,797,502	11,172,641
(1) Net gain on sale of acquired business lines resulted from (1) the sale of Wells Insurance Agency and (2) the termination and sale of the wealth management business line sales contract acquired in a former acquisition.
(2) Settlement proceeds includes litigation income from a JP Morgan Residential Mortgage-Backed Security (RMBS) claim. This distribution represents a supplement to the proceeds received in March 2017 from a JP Morgan RMBS previously owned by the Bank and sold in 2011.
(3) FHLB borrowings prepayment fee resulted from the early termination of $8 million in FHLB borrowings at a weighted average rate of 2.19% and weighted average maturity of 8.75 months included in other non-interest expense in the consolidated statement of operations.
(4) Net income as adjusted is a non-GAAP measure that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(5) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.

Loan Composition (in thousands)	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Originated Loans:
Commercial/Agricultural real estate:
Commercial real estate	$508,540	$420,565	$351,113	$322,028
Agricultural real estate	49,082	42,925	31,741	32,530
Multi-family real estate	150,094	113,790	112,731	100,148
Construction and land development	84,399	89,586	91,241	80,992
C&I/Agricultural operating:
Commercial and industrial	90,581	80,783	95,290	79,959
Agricultural operating	25,390	23,014	24,457	24,324
Residential mortgage:
Residential mortgage	68,986	72,965	86,283	90,100
Purchased HELOC loans	3,921	4,949	6,260	6,547
Consumer installment:
Originated indirect paper	17,689	20,377	25,851	28,535
Other consumer	9,414	10,296	12,056	13,221
Originated loans before SBA PPP loans	1,008,096	879,250	837,023	778,384
SBA PPP loans	31,301	74,925	123,702	139,166
Total originated loans	$1,039,397	$954,175	$960,725	$917,550
Acquired Loans:
Commercial/Agricultural real estate:
Commercial real estate	$129,784	$139,497	$156,562	$178,645
Agricultural real estate	27,552	29,740	37,054	40,613
Multi-family real estate	5,928	7,401	9,421	9,520
Construction and land development	1,139	1,202	7,276	8,346
C&I/Agricultural operating:
Commercial and industrial	16,554	19,701	21,263	24,413
Agricultural operating	4,541	4,893	8,328	9,634
Residential mortgage:
Residential mortgage	30,795	33,781	45,103	51,754
Consumer installment:
Other consumer	516	648	1,157	1,409
Total acquired loans	$216,809	$236,863	$286,164	$324,334
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$638,324	$560,062	$507,675	$500,673
Agricultural real estate	76,634	72,665	68,795	73,143
Multi-family real estate	156,022	121,191	122,152	109,668
Construction and land development	85,538	90,788	98,517	89,338
C&I/Agricultural operating:
Commercial and industrial	107,135	100,484	116,553	104,372
Agricultural operating	29,931	27,907	32,785	33,958
Residential mortgage:
Residential mortgage	99,781	106,746	131,386	141,854
Purchased HELOC loans	3,921	4,949	6,260	6,547
Consumer installment:
Originated indirect paper	17,689	20,377	25,851	28,535
Other consumer	9,930	10,944	13,213	14,630
Gross loans before SBA PPP loans	1,224,905	1,116,113	1,123,187	1,102,718
SBA PPP loans	31,301	74,925	123,702	139,166
Gross loans	$1,256,206	$1,191,038	$1,246,889	$1,241,884
Unearned net deferred fees and costs and loans in process	(3,486)	(5,133)	(4,245)	(5,033)
Unamortized discount on acquired loans	(4,066)	(4,347)	(5,063)	(6,712)
Total loans receivable	$1,248,654	$1,181,558	$1,237,581	$1,230,139

Nonperforming Originated and Acquired Assets
(in thousands, except ratios)

	September 30, 2021 and Three Months Ended	June 30, 2021 and Three Months Ended	December 31, 2020 and Three Months Ended	September 30, 2020 and Three Months Ended
Nonperforming assets:
Originated nonperforming assets:
Nonaccrual loans	$6,408	$2,420	$3,649	$3,255
Accruing loans past due 90 days or more	295	88	415	698
Total originated nonperforming loans (“NPL”)	6,703	2,508	4,064	3,953
Other real estate owned (“OREO”)	—	—	63	352
Other collateral owned	2	16	41	56
Total originated nonperforming assets (“NPAs”)	$6,705	$2,524	$4,168	$4,361
Acquired nonperforming assets:
Nonaccrual loans	$5,298	$5,655	$7,098	$9,899
Accruing loans past due 90 days or more	130	454	171	252
Total acquired nonperforming loans (“NPL”)	5,428	6,109	7,269	10,151
Other real estate owned (“OREO”)	2	129	93	404
Other collateral owned	—	—	—	—
Total acquired nonperforming assets (“NPAs”)	$5,430	$6,238	$7,362	$10,555
Total nonperforming assets (“NPAs”)	$12,135	$8,762	$11,530	$14,916
Loans, end of period	$1,248,654	$1,181,558	$1,237,581	$1,230,139
Total assets, end of period	$1,753,477	$1,714,472	$1,649,095	$1,622,593
Ratios:
Originated NPLs to total loans	0.54%	0.21%	0.33%	0.32%
Acquired NPLs to total loans	0.43%	0.52%	0.59%	0.83%
Originated NPAs to total assets	0.38%	0.15%	0.25%	0.27%
Acquired NPAs to total assets	0.31%	0.36%	0.45%	0.65%
Nonperforming Total Assets
(in thousand, except ratios)

	September 30, 2021 and Three Months Ended	June 30, 2021 and Three Months Ended	December 31, 2020 and Three Months Ended	September 30, 2020 and Three Months Ended
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$5,427	$1,027	$827	$2,762
Agricultural real estate	3,567	3,716	5,084	5,252
Commercial and industrial (“C&I”)	311	313	357	853
Agricultural operating	1,063	1,163	1,872	1,651
Residential mortgage	1,263	1,768	2,451	2,536
Consumer installment	75	88	156	100
Total nonaccrual loans	$11,706	$8,075	$10,747	$13,154
Accruing loans past due 90 days or more	425	542	586	950
Total nonperforming loans (“NPLs”)	12,131	8,617	11,333	14,104
Foreclosed and repossessed assets, net	4	145	197	812
Total nonperforming assets (“NPAs”)	$12,135	$8,762	$11,530	$14,916
Troubled Debt Restructurings (“TDRs”)	$15,689	$16,597	$18,477	$19,778
Nonaccrual TDRs	$4,324	$4,861	$6,735	$7,199
Loans, end of period	$1,248,654	$1,181,558	$1,237,581	$1,230,139
Total assets, end of period	$1,753,477	$1,714,472	$1,649,095	$1,622,593
Ratios:
NPLs to total loans	0.97%	0.73%	0.92%	1.15%
NPAs to total assets	0.69%	0.51%	0.70%	0.92%

Deposit Composition
(in thousands)

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Non-interest bearing demand deposits	$280,611	$253,097	$238,348	$229,217
Interest bearing demand deposits	381,315	375,005	301,764	279,648
Savings accounts	229,623	220,698	196,348	191,511
Money market accounts	291,242	263,390	245,549	246,651
Certificate accounts	225,524	259,036	313,247	323,751
Total deposits	$1,408,315	$1,371,226	$1,295,256	$1,270,778

Average balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three months ended September 30, 2021			Three months ended June 30, 2021			Three months ended September 30, 2020
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$111,192	$50	0.18%	$113,561	$28	0.10%	$77,774	$18	0.09%
Loans receivable	1,192,636	14,537	4.84%	1,186,439	13,960	4.72%	1,258,224	14,154	4.48%
Interest bearing deposits	1,512	8	2.10%	1,754	9	2.06%	3,752	23	2.44%
Investment securities (1)	303,325	1,412	1.85%	283,557	1,308	1.85%	166,622	846	2.02%
Other investments	14,961	168	4.46%	15,020	173	4.62%	15,145	177	4.65%
Total interest earning assets (1)	$1,623,626	$16,175	3.95%	$1,600,331	$15,478	3.88%	$1,521,517	$15,218	3.98%
Average interest bearing liabilities:
Savings accounts	$216,304	$95	0.17%	$219,804	$99	0.18%	$183,381	$98	0.21%
Demand deposits	392,080	280	0.28%	360,314	257	0.29%	285,993	231	0.32%
Money market accounts	276,582	193	0.28%	258,638	182	0.28%	255,160	280	0.44%
CD’s	207,494	682	1.30%	240,224	868	1.45%	297,691	1,469	1.96%
IRA’s	39,525	104	1.04%	39,970	115	1.15%	41,852	177	1.68%
Total deposits	$1,131,985	$1,354	0.47%	$1,118,950	$1,521	0.55%	$1,064,077	$2,255	0.84%
FHLB advances and other borrowings	169,891	1,133	2.65%	171,261	1,126	2.64%	173,758	1,054	2.41%
Total interest bearing liabilities	$1,301,876	$2,487	0.76%	$1,290,211	$2,647	0.82%	$1,237,835	$3,309	1.06%
Net interest income		$13,688			$12,831			$11,909
Interest rate spread			3.19%			3.06%			2.92%
Net interest margin (1)			3.34%			3.22%			3.11%
Average interest earning assets to average interest bearing liabilities			1.25			1.24			1.23

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020. The FTE adjustment to net interest income included in the rate calculations totaled $1, $1 and $0 thousand for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

	Nine months ended September 30, 2021			Nine months ended September 30, 2020
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$118,064	$107	0.12%	$42,946	$141	0.44%
Loans receivable	1,197,469	43,014	4.80%	1,232,678	44,300	4.80%
Interest bearing deposits	2,227	37	2.22%	3,967	73	2.46%
Investment securities (1)	263,655	3,606	1.83%	173,595	2,965	2.28%
Other investments	15,006	510	4.54%	15,104	533	4.71%
Total interest earning assets (1)	$1,596,421	$47,274	3.96%	$1,468,290	$48,012	4.37%
Average interest bearing liabilities:
Savings accounts	$211,320	$277	0.18%	$169,754	$348	0.27%
Demand deposits	361,248	788	0.29%	262,748	865	0.44%
Money market accounts	263,195	577	0.29%	244,965	1,240	0.68%
CD’s	237,706	2,592	1.46%	326,776	5,021	2.05%
IRA’s	40,119	355	1.18%	42,221	568	1.80%
Total deposits	$1,113,588	$4,589	0.55%	$1,046,464	$8,042	1.03%
FHLB advances and other borrowings	173,889	3,400	2.61%	185,256	3,087	2.23%
Total interest bearing liabilities	$1,287,477	$7,989	0.83%	$1,231,720	$11,129	1.21%
Net interest income		$39,285			$36,883
Interest rate spread			3.13%			3.16%
Net interest margin (1)			3.29%			3.36%
Average interest earning assets to average interest bearing liabilities			1.24			1.19
(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the nine months ended September 30, 2021 and September 30, 2020, respectively. The FTE adjustment to net interest income included in the rate calculations totaled $3 and $1 thousand for the nine months ended September 30, 2021 and September 30, 2020, respectively.

The following table reports key financial metric ratios based on a net income and net income as adjusted basis:

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Ratios based on net income:
Return on average assets (annualized)	1.13%	1.10%	0.85%	1.19%	0.77%
Return on average equity (annualized)	12.00%	11.63%	8.93%	12.51%	8.06%
Return on average tangible common equity[5] (annualized)	15.34%	14.98%	11.79%	16.12%	10.78%
Efficiency ratio	60%	61%	63%	59%	65%
Net interest margin with loan purchase accretion	3.34%	3.22%	3.11%	3.29%	3.36%
Net interest margin without loan purchase accretion	3.28%	3.14%	3.01%	3.21%	3.15%
Ratios based on net income as adjusted (non-GAAP):
Return on average assets as adjusted[2] (annualized)	1.13%	1.10%	0.82%	1.19%	0.74%
Return on average equity as adjusted[3] (annualized)	12.00%	11.63%	8.59%	12.57%	7.69%
Return on average tangible common equity as adjusted[5] (annualized)	15.34%	14.98%	11.34%	16.20%	10.29%
Efficiency ratio[4] as adjusted (non-GAAP)	60%	61%	64%	59%	66%

Reconciliation of Return on Average Assets as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

GAAP earnings after income taxes	$4,997	$4,706	$3,480	$15,209	$9,155
Net income as adjusted after income taxes (non-GAAP) (1)	$4,997	$4,706	$3,348	$15,284	$8,735
Average assets	$1,748,065	$1,716,394	$1,627,497	$1,713,932	$1,580,733
Return on average assets (annualized)	1.13%	1.10%	0.85%	1.19%	0.77%
Return on average assets as adjusted (non-GAAP) (annualized)	1.13%	1.10%	0.82%	1.19%	0.74%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

GAAP earnings after income taxes	$4,997	$4,706	$3,480	$15,209	$9,155
Net income as adjusted after income taxes (non-GAAP) (1)	$4,997	$4,706	$3,348	$15,284	$8,735
Average equity	$165,203	$162,361	$154,996	$162,510	$151,691
Return on average equity (annualized)	12.00%	11.63%	8.93%	12.51%	8.06%
Return on average equity as adjusted (non-GAAP) (annualized)	12.00%	11.63%	8.59%	12.57%	7.69%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Tangible Common Equity and Reconciliation of Return on Average Tangible Common Equity, as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Total stockholders’ equity	$165,926	$164,016	$157,323	$165,926	$157,323
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(4,297)	(4,696)	(5,893)	(4,297)	(5,893)
Tangible common equity (non-GAAP)	$130,131	$127,822	$119,932	$130,131	$119,932
Average tangible common equity (non-GAAP)	$129,208	$125,967	$117,466	$126,116	$113,411
GAAP earnings after income taxes	$4,997	$4,706	$3,480	$15,209	$9,155
Net income as adjusted after income taxes (non-GAAP) (1)	$4,997	$4,706	$3,348	$15,284	$8,735
Return on average tangible common equity (annualized)	15.34%	14.98%	11.79%	16.12%	10.78%
Return on average tangible common equity as adjusted (non-GAAP) (annualized)	15.34%	14.98%	11.34%	16.20%	10.29%

(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Non-interest expense (GAAP)	$10,320	$10,198	$10,724	$30,007	$32,847
FHLB borrowings prepayment fee (1)	—	—	—	(102)	—
Non-interest expense as adjusted (non-GAAP)	10,320	10,198	10,724	29,905	32,847
Non-interest income	3,448	3,793	5,062	11,415	13,678
Net interest margin	13,688	12,831	11,909	39,285	36,883
Efficiency ratio denominator (GAAP)	$17,136	$16,624	$16,971	$50,700	$50,561
Net gain on acquired business lines (1)	—	—	(180)	—	(432)
Settlement proceeds (1)	—	—	—	—	(131)
Efficiency ratio denominator (non-GAAP)	$17,136	$16,624	$16,791	$50,700	$49,998
Efficiency ratio (GAAP)	60%	61%	63%	59%	65%
Efficiency ratio as adjusted (non-GAAP)	60%	61%	64%	59%	66%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	September 30, 2021	June 30, 2021	September 30, 2020
Total stockholders’ equity	$165,926	$164,016	$157,323
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(4,297)	(4,696)	(5,893)
Tangible common equity (non-GAAP)	$130,131	$127,822	$119,932
Ending common shares outstanding	10,518,885	10,696,075	11,154,645
Book value per share	$15.77	$15.33	$14.10
Tangible book value per share (non-GAAP)	$12.37	$11.95	$10.75

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	September 30, 2021	June 30, 2021	September 30, 2020
Total stockholders’ equity	$165,926	$164,016	$157,323
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(4,297)	(4,696)	(5,893)
Tangible common equity (non-GAAP)	$130,131	$127,822	$119,932
Total Assets	$1,753,477	$1,714,472	$1,622,593
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(4,297)	(4,696)	(5,893)
Tangible Assets (non-GAAP)	$1,717,682	$1,678,278	$1,585,202
Total stockholders’ equity to total assets ratio	9.46%	9.57%	9.70%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.58%	7.62%	7.57%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4The efficiency ratio as adjusted (non-GAAP) is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and the Company’s ability to use what it has to generate the most profit possible for shareholders relative to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)”.
5Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on tangible common equity and return on tangible common equity as adjusted are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity and Reconciliation of Return on Average Tangible Common Equity as Adjusted (non-GAAP)”.